EXHIBIT 2.1

                                                                       [SEAL]

                                    ARTICLES
                                       OF
                                  INCORPORATION

                               ARTICLE ONE: NAME

         The name of the Corporation shall be:

                       GIFTS OF LEARNING FOUNDATION, INC.

                    ARTICLE TWO: PURPOSE OF THE CORPORATION

         The general purpose for which the Corporation is being incorporated is the transaction of any and all lawful business for which corporation may be incorporated under the Florida General Corporation Act.

                          ARTICLE THREE: CAPITAL STOCK

         The aggregate number of shares which the Corporation shall have the authority to issue is One Thousand (1,000) common shares with a par value of one dollar ($1.00) each.

              ARTICLE FOUR: REGISTERED OFFICE AND REGISTERED AGENT

         The Registered Office of the Corporation is located at 21 Cambria Road West, in the City of Palm Beach Gardens, Florida, County of Palm Beach and the name of the Registered Agent is James H. Knight at 21 Cambria Road West, Palm Beach Gardens, Florida 33418. Principa1 address is same as registered address.

                        ARTICLE FIVE: BOARD OF DIRECTORS

         The number of Directors constituting the initial Board of Directors is two. The names of the Directors are James H. Knight and James A. Mallamo.

               ARTICLE SIX: NAME AND ADDRESS OF INITIAL DIRECTORS

         The name and address of each person who is to serve as a member of the initial Board of Directors is James H. Knight at 21 Cambria Road West, Palm Beach Gardens, Florida 33418 and James A. Mallamo at 5 Bentwood Drive, Palm Beach Gardens, Florida 33418.

              ARTICLE SEVEN: NAME AND ADDRESS OF THE INCORPORATORS

         The name and address of the Incorporators is:
James H. Knight at 21 Cambria Road West, Palm Beach Gardens, Florida 33418 and James A. Mallamo at 5 Bentwood Drive, Palm Beach Gardens, Florida 33418.

                ARTICLE EIGHT: SHARES TAKEN BY THE INCORPORATORS

         The shares to be taken by the Incorporators are One Thousand Common Shares valued at $1.00 each for a total of $1,000.00. Five Hundred Common Shares per incorporator are issued.

                  ARTICLE NINE: PRE-EMPTIVE SHAREHOLDER RIGHTS

         No common shares shall be issued by the Corporation unless those shares have first been offered to the existing common shareholders, and these Shareholders have a pre-emptive right to acquire the offered shares in proportion to their existing holdings of common shares at such price and on such terms as the quorum of the Board of Directors shall in its sole discretion determine.

               ARTICLE TEN: RESTRICTIONS ON THE TRANSFER OF SHARES

         No shareholder shall sell, transfer, pledge, hypothecate, or otherwise dispose or encumber any shares held by him in the capital stock of the Corporation without both the written approval expressed by Special Resolution of the holders of 51% of the common shares then outstanding and the consent of the Board of Directors expressed by a Resolution signed by the quorum of Directors.

                       ARTICLE ELEVEN: SPECIAL PROVISIONS

         (1) The quorum for the transaction of business by the Board of Directors shall be two directors, one of which has been elected or appointed by the Shareholders owning or representing 51% or more of the then outstanding common share of the Corporation. The act of the quorum of Directors shall be the act of the Board of Directors.

         (2) One or more persons each of whom is entitled to vote personally or by proxy and representing either in their own right or by proxy 51% or more of the then outstanding common shares of the Corporation shall constitute a quorum for any action requiring a vote by the Shareholders. The vote of the quorum shall be the vote of the Corporation.

                     ARTICLE TWELVE: SHAREHOLDER AGREEMENTS

         No shareholder Agreement shall restrict, abrogate, or abridge the rights of the Shareholders owning at least 51% of the outstanding common shares of the Corporation to vote their shares in the manner prescribed by the Act and pursuant to Article Twelve of these Articles of Incorporation.

         IN WITNESS WHEREOF, the undersigned being the incorporator of this Corporation, does hereby execute and file these Articles of Incorporation and certifies the facts herein stated are true.

                               /S/ JAMES H. KNIGHT
                               -------------------
                                 JAMES H. KNIGHT

         Swom before me this 26th day of May, 1993 in the city of Palm Beach Gardens, the County of Palm Beach in the State of Florida.

[SEAL]

                                  [ILLEGIBLE]
                            -------------------------
                                 NOTARY PUBLIC
                            STATE 0F FLORIDA AT LARGE

                                     [SEAL]

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                         ACKNOWLEDGEMENT AND ACCEPTANCE

                                       OF

                                REGISTERED AGENT

                               REGISTERED OFFICE:
                       GIFTS OF LEARNINGS FOUNDATION, INC.
                              21 Cambria Road West
                        Palm Beach Gardens, Florida 33418

         I, the undersigned, James H. Knight, do hereby acknowledge the acceptance as Registered Agent for the above captioned Corporation.

                               /S/ JAMES H. KNIGHT
                               -------------------
                                 JAMES H. KNIGHT

         Sworn before me this 26th Day of May, 1993 in the City of Palm Beach Gardens, in the County of Palm Beach in the State of Florida.

[SEAL]

                                                      [ILLEGIBLE]
                                               -------------------------
                                               NOTARY PUBLIC
                                               STATE 0F FLORIDA AT LARGE

                                                        [SEAL]
                                                        [SEAL]